EXHIBIT 21

SUBSIDIARIES OF NORTHWEST NATURAL HOLDING COMPANY
an Oregon Corporation

Name of Subsidiary	Jurisdiction Organized

Northwest Natural Gas Company (dba NW Natural)	Oregon

Northwest Energy Corporation(1)	Oregon

NWN Gas Reserves LLC(1)	Oregon

NW Natural RNG Holding Company, LLC(1)	Oregon

Lexington Renewable Energy LLC(1)	Delaware

Dakota City Renewable Energy LLC(1)	Delaware

SiEnergy Operating, LLC	Delaware

SiEnergy Holding, LLC (fka Si Investment Co, LLC)	Delaware

SiEnergy Gas, LLC (fka SiEnergy, LP)	Texas

SiEnergy Power Solutions, LLC	Texas

Pines Holdings, Inc. (fka Hughes Gas Resources, Inc.)	Texas

Pines Gas, Inc. (fka EPCOR Gas Texas Inc.)	Texas

Pines Gas Development, Inc. (fka EPCOR Gas Texas Development and Services Inc.)	Texas

T2 Transmission, LLC	Texas

Terra Transmission, LLC	Texas

NW Natural Energy, LLC	Oregon

NW Natural Gas Storage, LLC	Oregon

NNG Financial Corporation	Oregon

KB Pipeline Company	Oregon

NW Natural Renewables Holdings, LLC	Oregon

NW Natural Ohio Renewable Energy, LLC	Oregon

Marquette Renewable Energy, LLC	Oregon

Toledo Renewable Energy, LLC	Oregon

NW Natural Water Company, LLC	Oregon

Salmon Valley Water Company	Oregon

NW Natural Water of Oregon, LLC	Oregon

Sunstone Water, LLC	Oregon

Sunstone Infrastructure, LLC	Oregon

Sunriver Water LLC (dba Sunriver Utilities Company)	Oregon

Sunriver Environmental LLC	Oregon

Bents Court Water Company, LLC	Oregon

Emerald Valley Wastewater Company, LLC	Oregon

Lakeshore Water Company, LLC	Oregon

OMSID Infrastructure Holdings Company, LLC	Oregon

Seavey Loop Water Company, LLC	Oregon

South Coast Water Company, LLC	Oregon

NW Natural Water of Washington, LLC	Washington

Cascadia Water, LLC	Washington

Cascadia Infrastructure, LLC	Washington

Suncadia Water Company, LLC	Washington

Suncadia Environmental Company, LLC	Washington

NW Natural Water of Idaho, LLC	Idaho

Avimor Water Reclamation Company, LLC	Idaho

Falls Water Co., Inc.	Idaho

Gem State Water Company, LLC	Idaho

Gem State Infrastructure, LLC	Idaho

Quigley Recycled Water Company, LLC	Idaho

NW Natural Water of Texas, LLC	Texas

Blue Topaz Water, LLC	Texas

Blue Topaz Infrastructure, LLC	Texas

T & W Water Service Company (dba Blue Topaz Utilities)	Texas

NW Natural Water of Arizona, LLC	Oregon

Foothills Water & Sewer, LLC (dba Foothills Utilities)	Arizona

Rose Valley Water Company, Inc.	Arizona

Turquoise Infrastructure, LLC	Oregon

NW Natural Water of California, LLC	Oregon

Blue Diamond Infrastructure, LLC	Oregon

NW Natural Water Services, LLC (dba King Water Company (WA); dba Hiland Water (OR))	Oregon

Puttman Infrastructure Services Company, LLC	Oregon

Mines Park Infrastructure Holdings Company, LLC	Colorado

(1)Subsidiary of Northwest Natural Gas Company